CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-3 (No. 333-31646) of our report dated March 16, 2000, relating to the financial statements of PECO Energy Transition Trust, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
    --------------------------
    PricewaterhouseCoopers LLP

Philadelphia, PA
April 14, 2000